UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2016

China Senior Living Industry International Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-25765	87-0429748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 28, Xi Hua South Rd., High-Tech Zone, Xian Yang City, Shaanxi Province, China 712000
(Address of principal executive offices)

Registrant's telephone number, including area code: 011-86-29-33257666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On January 27, 2016, the Board of Directors (the "Board") of China Senior Living Industry International Holding Corporation (the "Company") terminated the employment of Shengli Liu as the President of the Company, effective immediately.

On January 27, 2016, the Board appointed Zhongyang Shang as President of the Company to fill the vacancy resulting from the removal of Mr. Liu.

The biographical information of Zhongyang Shang is set forth below:

Zhongyang Shang, age 63, has served as director and chairman of the Board since December 2015. He also has served as director and vice manager of Shaanxi Yifuge Investments and Assets Co, Ltd., a PRC-based senior living facilities management company since December 2012. From November 2008 to December 2012, Mr. Shang served as a consultant of Xianyang Yifuge Retirement Home, a PRC-based retirement home providing services to the elderly. Mr. Shang holds a B.S. in economic management from the Central Party School of the Communist Party of China.

Jincao Wu, our director and chief executive officer is married to Zhongyang Shang.

The Company does not have any employment agreement with Zhongyang Shang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Senior Living Industry International Holding Corporation

Dated: January 29, 2016	By:	/s/ Jincao Wu
	Name:	Jincao Wu
	Title:	Chief Executive Officer